Exhibit 99.1

FOR IMMEDIATE RELEASE                                                            Contact:

Mike Van Handel
+1.414.906.6305
michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 2nd Quarter and First Half 2012 Results

    MILWAUKEE, July 20, 2012 -- ManpowerGroup (NYSE: MAN) today reported that net earnings per diluted share for the three months ended June 30, 2012 were 51 cents compared to 87 cents in the prior year period. Net earnings in the second quarter were $41.0 million compared to $72.7 million a year earlier. Revenues for the second quarter were $5.2 billion, a decrease of 8 percent from the year earlier period, or a decrease of 1 percent in constant currency.

Included in the current year second quarter results is a reorganization charge of $18.7 million ($13.9 million after tax or 17 cents per diluted share) and legal settlement costs of $10.0 million ($6.5 million after tax or 8 cents per diluted share). Excluding these charges, earnings per diluted share in the quarter were 76 cents. Net earnings in the second quarter were unfavorably impacted by 7 cents per diluted share, as foreign currencies were relatively weaker compared to the prior year period.

ManpowerGroup Chairman and CEO Jeffrey A. Joerres, said, “The second quarter underscored our ability to execute well in a difficult environment. It was a quarter in which we experienced mild but steady declines in revenue throughout the quarter. Europe, which comprises 65% of our business, not surprisingly experienced the most decline in the quarter.

“Our investments and execution in our Solutions business continued to generate strong revenue and earnings as well as contribute to our goal of gross margin expansion.

“We are anticipating the third quarter of 2012 diluted earnings per share to be in the range of 64 to 72 cents, which includes an estimated unfavorable currency impact of 8 cents,” Joerres stated.

Earnings per diluted share for the six months ended June 30, 2012 were $1.01 compared to $1.30 per diluted share in 2011. Net earnings for the period were $81.2 million compared to $108.4 million in the prior year. Revenues for the six-month period were $10.3 billion, a decrease of 4 percent from the prior year or an increase of 1 percent in constant currency. Earnings per diluted share for the current year six month period include the reorganization costs and legal costs discussed above of 25 cents per diluted share. Foreign currency exchange rates had an unfavorable impact of 9 cents for the six-month period.

In conjunction with its second quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on July 20, 2012 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com/investors.

Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com/investors.
About ManpowerGroup™
ManpowerGroup™ (NYSE: MAN), the world leader in innovative workforce solutions, creates and delivers high-impact solutions that enable our clients to achieve their business goals and enhance their competitiveness. With over 60 years of experience, our $22 billion company creates unique time to value through a comprehensive suite of innovative solutions that help clients win in the Human Age. These solutions cover an entire range of talent-driven needs from recruitment and assessment, training and development, and career management, to outsourcing and workforce consulting. ManpowerGroup maintains the world's largest and industry-leading network of 3,600 offices in 80 countries and territories, generating a dynamic mix of an unmatched global footprint with valuable insight and local expertise to meet the needs of its 400,000 clients per year, across all industry sectors, small and medium-sized enterprises, local, multinational and global companies. By connecting our deep understanding of human potential to the ambitions of clients, ManpowerGroup helps the organizations and individuals we serve achieve more than they imagined — because their success leads to our success. And by creating these powerful connections, we create power that drives organizations forward, accelerates personal success and builds more sustainable communities. We help power the world of work. The ManpowerGroup suite of solutions is offered through ManpowerGroup™ Solutions, Manpower®, Experis™ and Right Management®. Learn more about how the ManpowerGroup can help you win in the Human Age at www.manpowergroup.com.

ManpowerGroup is the most trusted brand in the industry, and was once again the only company in our industry to be named to the Ethisphere Institute's 2012 World's Most Ethical Companies list for our proven commitment to ethical business practices, including an outstanding commitment to ethical leadership, compliance practices and corporate social responsibility.

In January 2011, at the World Economic Forum Annual Meeting in Davos, Switzerland, ManpowerGroup announced the world has entered the Human Age, where talent has replaced capital as the key competitive differentiator. This concept of talentism as the new capitalism continues to resonate and was echoed as a core theme of the 2012 Annual Meeting of the World Economic Forum in Davos. Learn more about this new age at www.manpowergroup.com/humanage.

Gain access to ManpowerGroup's extensive thought leadership papers, annual Talent Shortage surveys and the Manpower Employment Outlook Survey, one of the most trusted indices of employment activity in the world, via the ManpowerGroup World of Work Insight iPad application. This thought leadership app explores the challenges faced by employers navigating the changing world of work and provides in-depth commentary, analysis, insight and advice on strategies for success.

Follow ManpowerGroup Chairman and CEO Jeff Joerres on Twitter: twitter.com/manpowergroupjj. Joerres is one of only six Fortune 500 CEOs who leverages a Twitter account to get his message out.

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2011, which information is incorporated herein by reference.

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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2012	2011	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,206.7	$5,667.3	-8.1%	-0.8%
Cost of services	4,345.0	4,705.1	-7.7%	-0.2%
Gross profit	861.7	962.2	-10.4%	-4.0%
Selling and administrative expenses	767.3	811.4	-5.4%	0.9%
Operating profit	94.4	150.8	-37.3%	-30.5%
Interest and other expenses	11.3	11.8	-3.2%
Earnings before income taxes	83.1	139.0	-40.2%	-33.2%
Provision for income taxes	42.1	66.3	-36.5%
Net earnings	$41.0	$72.7	-43.6%	-37.0%
Net earnings per share - basic	$0.51	$0.89	-42.7%
Net earnings per share - diluted	$0.51	$0.87	-41.4%	-34.5%
Weighted average shares - basic	80.1	82.0	-2.4%
Weighted average shares - diluted	80.4	83.3	-3.4%

(a) Revenues from services include fees received from our franchise offices of $6.1 million and $5.7 million for the three months ended June 30, 2012 and 2011, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $270.0 million and $249.6 million for the three months ended June 30, 2012 and 2011, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2012	2011	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$763.2	$791.6	-3.6%	-3.6%
Other Americas	389.2	379.4	2.6%	12.0%
	1,152.4	1,171.0	-1.6%	1.4%
Southern Europe:
France	1,427.6	1,644.0	-13.2%	-2.5%
Italy	274.0	344.9	-20.6%	-10.8%
Other Southern Europe	190.1	193.7	-1.9%	9.8%
	1,891.7	2,182.6	-13.3%	-2.7%
Northern Europe	1,415.8	1,566.3	-9.6%	-1.2%
APME	662.9	662.8	0.0%	1.8%
Right Management	83.9	84.6	-0.9%	2.9%
	$5,206.7	$5,667.3	-8.1%	-0.8%

Operating Unit Profit (Loss):
Americas:
United States	$7.7	$27.2	-71.6%	-71.6%
Other Americas	10.5	12.3	-15.0%	-8.3%
	18.2	39.5	-54.0%	-51.9%
Southern Europe:
France	15.5	24.8	-37.4%	-29.3%
Italy	12.6	22.4	-43.6%	-36.6%
Other Southern Europe	3.0	2.7	12.8%	26.3%
	31.1	49.9	-37.5%	-29.7%
Northern Europe	39.2	56.1	-30.2%	-23.9%
APME	21.8	18.9	16.0%	17.6%
Right Management	(2.9)	2.8	N/A	N/A
	107.4	167.2
Corporate expenses	(22.9)	(30.5)
Intangible asset amortization expense	(9.2)	(9.4)
Reclassification of French business tax	19.1	23.5
Operating profit	94.4	150.8	-37.3%	-30.5%
Interest and other expenses (b)	(11.3)	(11.8)
Earnings before income taxes	$83.1	$139.0

(a) In the United States, revenues from services include fees received from our franchise offices of $3.8 million and $3.2 million for the three months ended June 30, 2012 and 2011, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $180.6 million and $163.2 million for the three months ended June 30, 2012 and 2011, respectively.

(b) The components of interest and other expenses were:
	2012	2011
Interest expense	$10.2	$11.1
Interest income	(1.4)	(1.6)
Foreign exchange loss (gain)	0.5	(0.2)
Miscellaneous expenses, net	2.0	2.5
	$11.3	$11.8

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2012	2011	Reported	Currency
	(Unaudited)
Revenues from services (a)	$10,303.1	$10,739.7	-4.1%	1.0%
Cost of services	8,594.0	8,919.9	-3.7%	1.5%
Gross profit	1,709.1	1,819.8	-6.1%	-1.6%
Selling and administrative expenses	1,520.9	1,583.4	-3.9%	0.3%
Operating profit	188.2	236.4	-20.4%	-14.4%
Interest and other expenses	23.1	22.9	1.0%
Earnings before income taxes	165.1	213.5	-22.7%	-16.5%
Provision for income taxes	83.9	105.1	-20.2%
Net earnings	$81.2	$108.4	-25.1%	-19.1%
Net earnings per share - basic	$1.01	$1.32	-23.5%
Net earnings per share - diluted	$1.01	$1.30	-22.3%	-16.2%
Weighted average shares - basic	80.1	82.0	-2.2%
Weighted average shares - diluted	80.8	83.7	-3.5%

(a) Revenues from services include fees received from our franchise offices of $11.5 million and $11.6 million for the six months ended June 30, 2012 and 2011, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $523.9 million and $524.1 million for the six months ended June 30, 2012 and 2011, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2012	2011	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$1,499.0	$1,542.5	-2.8%	-2.8%
Other Americas	791.7	741.2	6.8%	14.0%
	2,290.7	2,283.7	0.3%	2.6%
Southern Europe:
France	2,719.4	2,997.8	-9.3%	-1.6%
Italy	541.5	629.5	-14.0%	-6.8%
Other Southern Europe	385.3	373.7	3.1%	11.7%
	3,646.2	4,001.0	-8.9%	-1.2%
Northern Europe	2,859.8	3,022.9	-5.4%	0.6%
APME	1,342.9	1,265.7	6.1%	5.6%
Right Management	163.5	166.4	-1.8%	0.5%
	$10,303.1	$10,739.7	-4.1%	1.0%

Operating Unit Profit (Loss):
Americas:
United States	$14.6	$35.9	-59.3%	-59.3%
Other Americas	25.8	25.1	2.7%	9.3%
	40.4	61.0	-33.8%	-31.1%
Southern Europe:
France	21.0	36.8	-42.9%	-36.5%
Italy	27.1	35.3	-23.1%	-16.7%
Other Southern Europe	6.5	4.9	32.6%	44.0%
	54.6	77.0	-29.0%	-22.3%
Northern Europe	83.1	98.0	-15.3%	-10.1%
APME	41.4	35.4	17.2%	16.9%
Right Management	(0.4)	6.1	N/A	N/A
	219.1	277.5
Corporate expenses	(49.2)	(62.5)
Intangible asset amortization expense	(18.2)	(19.0)
Reclassification of French business tax	36.5	40.4
Operating profit	188.2	236.4	-20.4%	-14.4%
Interest and other expenses (b)	(23.1)	(22.9)
Earnings before income taxes	$165.1	$213.5

(a) In the United States, revenues from services include fees received from our franchise offices of $7.0 million and $5.9 million for the six months ended June 30, 2012 and 2011. These fees are primarily based on revenues generated by the franchise offices, which were $345.0 million and $311.7 million for the six months ended June 30, 2012 and 2011, respectively.

(b) The components of interest and other expenses were:
	2012	2011
Interest expense	$20.8	$21.3
Interest income	(3.2)	(3.0)
Foreign exchange losses	0.3	0.3
Miscellaneous expenses, net	5.2	4.3
	$23.1	$22.9

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Jun. 30	Dec. 31
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$454.6	$580.5
Accounts receivable, net	4,266.2	4,181.3
Prepaid expenses and other assets	190.0	176.3
Future income tax benefits	60.9	52.4
Total current assets	4,971.7	4,990.5
Other assets:
Goodwill and other intangible assets, net	1,360.1	1,339.6
Other assets	400.7	395.1
Total other assets	1,760.8	1,734.7
Property and equipment:
Land, buildings, leasehold improvements and equipment	692.5	685.6
Less: accumulated depreciation and amortization	517.5	511.1
Net property and equipment	175.0	174.5
Total assets	$6,907.5	$6,899.7
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,483.0	$1,370.6
Employee compensation payable	189.7	221.9
Accrued liabilities	453.6	520.8
Accrued payroll taxes and insurance	654.5	712.4
Value added taxes payable	478.4	502.3
Short-term borrowings and current maturities of long-term debt	308.8	434.2
Total current liabilities	3,568.0	3,762.2
Other liabilities:
Long-term debt	446.3	266.0
Other long-term liabilities	382.3	388.1
Total other liabilities	828.6	654.1
Shareholders' equity:
Common stock	1.1	1.1
Capital in excess of par value	2,857.7	2,839.9
Retained earnings	1,018.6	971.7
Accumulated other comprehensive income	35.4	35.3
Treasury stock, at cost	(1,401.9)	(1,364.6)
Total shareholders' equity	2,510.9	2,483.4
Total liabilities and shareholders' equity	$6,907.5	$6,899.7

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	June 30
	2012	2011
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$81.2	$108.4
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	49.2	52.1
Deferred income taxes	(3.7)	7.1
Provision for doubtful accounts	10.0	14.4
Share-based compensation	14.9	16.5
Excess tax benefit on exercise of share-based awards	-	(1.1)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(127.7)	(425.1)
Other assets	(17.1)	(51.4)
Other liabilities	(46.4)	87.0
Cash used in operating activities	(39.6)	(192.1)
Cash Flows from Investing Activities:
Capital expenditures	(33.8)	(27.6)
Acquisitions of businesses, net of cash acquired	(34.0)	(15.2)
Proceeds from sales of property and equipment	0.9	2.8
Cash used in investing activities	(66.9)	(40.0)
Cash Flows from Financing Activities:
Net change in short-term borrowings	4.6	4.4
Proceeds from long-term debt	751.6	0.1
Repayments of long-term debt	(700.6)	(0.1)
Proceeds from share-based awards	3.9	17.8
Other share-based award transactions, net	(4.8)	1.1
Repurchases of common stock	(32.6)	(18.8)
Dividends paid	(34.3)	(32.8)
Cash used in financing activities	(12.2)	(28.3)
Effect of exchange rate changes on cash	(7.2)	31.3
Change in cash and cash equivalents	(125.9)	(229.1)
Cash and cash equivalents, beginning of period	580.5	772.6
Cash and cash equivalents, end of period	$454.6	$543.5